UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: February 2, 2005

(Date of earliest event reported)

INTERWOVEN, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 11th Avenue, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 774-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 2, 2005, the Compensation Committee of the Board of Directors of Interwoven, Inc. approved the 2005 compensation plans for each of Scipio M. Carnecchia, Senior Vice President of Worldwide Sales, and Steven J. Martello, Senior Vice President of Client Services. Each plan provides for a base salary and incentive pay arrangements.

Mr. Carnecchia’s 2005 base salary is $200,000 and his 2005 on-target incentive pay is $275,000. The amount of incentive pay that Mr. Carnecchia may be paid consists of commissions for software license bookings and professional services revenue. Those commissions are earned and paid quarterly upon attainment of quarterly goals for software license bookings and professional services revenue, and quarterly goals for that revenue less the cost of the sales organization to attain that revenue.

Mr. Martello’s 2005 base salary is $225,000 and his 2005 on-target incentive pay is $125,000. Of this incentive pay, $25,000 is determined under Interwoven’s 2005 Executive Officer Incentive Bonus Plan; the balance consists of commissions on revenue from professional services revenue. Those commissions are earned and paid quarterly upon attainment of quarterly goals for professional services revenue, and quarterly goals for that revenue less the cost to provide the professional services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
(Registrant)

Date: February 8, 2005	By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and
Chief Financial Officer